Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF
THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 20, 2000

SI DIAMOND TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in its Charter)

TEXAS
(State or Other Jurisdiction of Incorporation)

1-11602	76-0273345
(Commission File No.)	(I.R.S. Employer Identification No.)

3006 Longhorn Boulevard
Suite 107
Austin, Texas 78758
(Address of Principal Executive Offices)

512/339-5020
(Registrant's Telephone Number, Including Area Code)

Item 5. Other Events

               On November 20, 2000 SI Diamond Technology, Inc., through its subsidiary Field Emission Picture Element Technology, Inc. (FEPET) announced the introduction of its first electron emission product and the signing of a purchase/royalty agreement. The product, a carbon cold cathode electron source, can be utilized for many non-display related applications such as z-ray tubes, medical devices, microelectronics, nanotechnologies, low-power thrusters, CRT electron guns, and polluted air scrubbing. FEPET's recent technical breakthroughs in electron emission from carbon films deposited on various substrates resulted in the development of this product. FEPET and Oxford Instrument X-ray Technology, Inc., a subsidiary of Oxford Instruments, PLC (London: OXIG) entered into an agreement whereby FEPET will supply electron sources in the carbon cold cathode field of x-rays for thickness gages, radiography inspection and spectroscopy applications on exclusive basis. The terms of this agreement call for Oxford Instrument X-ray Technology, Inc. to purchase the cathodes from FEPET as well as pay a royalty on the revenue received from the sale of the x-ray tubes.

Item 7. Financial Statements and Exhibits.

(c) Exhibits:

10.1	Form of Purchase Agreement Between Registrant and X-Ray Technologies, Inc.

99.1	News Release, "SI Diamond Announces a New Electron Emission Product and a Purchase/Royalty" November 20, 2000.

SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SI DIAMOND TECHNOLOGY, INC.

By: /s/ Tracy Vaught
Tracy Vaught, Chief Financial Officer

Dated: November 21, 2000